                                                                EXHIBIT 10.14

[Confidential treatment has been requested for portions of this exhibit. The confidential portions have been redacted and are denoted by [**]. The confidential portions have been separately filed with the commission.]

                         VOXWARE, INC. AND USFI, INC.

                          SOFTWARE LICENSE AGREEMENT
                          --------------------------


          This Software License Agreement (the "Agreement") is entered into as of June 28, 1996, by and between Voxware, Inc. ("Licensor"), a Delaware corporation, with its principal place of business at 305 College Road East, Princeton, NJ 08540 and USFI, Inc. ("Licensee"), a New York corporation, with its principal place of business at 1212 Avenue of the Americas, NY, NY 10036.


     1.   GRANT OF LICENSE:
          -----------------

     (a) Licensor hereby grants to Licensee, on the terms and subject to the conditions and limitations hereinafter set forth, a non-exclusive, non-transferable (except as otherwise provided herein) license to Use the Licensed Programs in (and only in) the service ("Service") described in Schedule A hereto. Use of the Licensed Programs in any product other than
     ----------
     the Service is hereby prohibited, unless prior written consent is obtained from Licensor. The license granted hereunder shall not be deemed to authorize Licensee to change or modify in any way any Licensed Program.

     (b) For purposes of this Agreement, "Licensed Programs" means those computer software programs listed in Schedule B hereto (as well as any
                                          ----------
     Updates thereof furnished by Licensor pursuant to the terms of this Agreement), in machine readable binary image format, as well as any related material, whether in machine readable, printed or other form, including but not limited to instructional and operations manuals. The term Licensed Program includes all or any portion of a Licensed Program incorporated in another program, whether in machine readable, printed or other form. The term Licensed Program does not include source code in any form.

     (c) For purposes of this Agreement, "Use" means (i) transferring any portion of any Licensed Program from storage units or media into equipment for processing, whether by electronic, mechanical or other means; (ii) utilizing any portion of any Licensed Programs in the course of developing the Service; (iii) merging and/or incorporating any Licensed Programs in machine readable form into the Service; or (iv) developing, improving, manufacturing, reproducing, marketing and licensing to third parties, directly and through authorized resellers, OEMs and licensees of Licensee the Service containing the Licensed Programs. "Use" also means referring to any instructional or operational manual included in the definition of Licensed Programs for the purpose of understanding or operating the Licensed Programs.

     (d) For purposes of this Agreement, Licensee is restricted to the specific corporation designated as "Licensee" at the outset of this Agreement but shall be deemed to include its affiliates (i.e., any person which controls, is controlled by or under common control with Licensee, or any person which is controlled by Marty Ruben, James Pearson, or Steve Myers either together or individually).

     2.   CONDITIONS OF LICENSE:
          ---------------------

     (a) The license granted hereunder shall expire or terminate upon the expiration or termination of this Agreement as set forth in, and subject to the terms of, Section 14 hereof.

     (b) The license granted hereunder may under no circumstances be transferred, or assigned by Licensee except as provided herein. Licensee shall have the right to sub-license the Licensed Programs only in connection with the Service provided however, that no sublicensee shall have the right to further sublicense the Licensed Programs.

     (c) Under no circumstances shall Licensee be deemed the owner of a copy of the Licensed Programs within the meaning of Section 117 of the Copyright Act of 1976 (as amended).

     3.   PRICE:
          -----

     (a) The license fee and royalties for the Licensed Programs shall be as set forth in Schedule C hereto.

     (b) Any applicable sales, use, personal property, excise or other taxes (other than income or corporate franchise taxes) will be added to the license fee.

     4.   TERMS OF PAYMENT; RECORDS AND AUDITS:
          ------------------------------------

     (a) The Initial License Fee set forth in Schedule C shall be due upon execution of this Agreement.

     (b) No later than the 30th day of the month following each calendar quarter, Licensee will deliver to Licensor a report itemizing the Sales Receipts generated by the Service during the previous quarter and the royalties (if any) due. Sales Receipts shall be defined as actual cash receipts (including any and all sub-license fees and royalties) from the sale of the Service (exclusive of sales, use, excise and other taxes) less the amount of any credits or refunds for returns, regardless of whether such Sales Receipts are collected by Licensee during the term of this Agreement or after its expiration or termination. In the event such report shows a credit balance in Licensee's favor, Licensee shall deduct such amount from future royalties. With respect to any payments received by Licensee from its customers in currency other than U.S. Dollars, the exchange rate as published in the Wall Street Journal on the date each such payment is received by Licensee shall be used in calculating the royalties payable to Licensor hereunder. Licensor shall be entitled to receive copies of all ongoing shipping reports from Licensee.

     (c) No later than the 45th day of the month following each calendar quarter, Licensee shall remit payment in U.S. Dollars for all royalties accrued during that quarter.

     (d) For at least two (2) years after the relevant shipments, Licensee will retain records adequate for Licensor to verify the accuracy of Licensee's reports and payments. Licensor shall have the right to audit and copy such records upon not less than five (5) days prior notice to Licensee, such audit to be performed by one of the big six independent certified public accounting firms designated by Licensor.. In the event that such audit determines that there has been a deficiency in royalty payments, then Licensee shall immediately pay to Licensor the total amount of said deficiency plus interest at the rate set forth in paragraph 4(e) below. In the event such deficiency is equal to five percent (5%) or more of the royalties set forth in the most recent royalty report, or if Licensee is in default hereunder, then Licensee shall also pay to Licensor the cost of such audit. The provisions of this paragraph 4(d) shall survive expiration or termination of this License Agreement.

     (e) Interest shall accrue on all amounts past due hereunder, including royalties, at the monthly rate of one and one-half percent (1-1/2%) or at the maximum legal rate, whichever is less. Nothing contained in this paragraph shall be deemed a waiver of the termination provisions of this License Agreement in the event of Licensee's default hereunder.


     5.   INSTALLATION:
          ------------

     (a) It is the Licensee's responsibility, without charge to Licensor, to incorporate the Licensed Programs, defined in Schedule B, into the Service in accordance with documentation supplied by Licensor.

     (b) It shall be the responsibility of Licensee to install the Licensed Programs at its own expense.

     6.   ACCEPTANCE:
          ----------

     Licensee has evaluated the Licensed Programs prior to the date hereof.
     The execution of this Agreement is evidence of Licensee's acceptance of the Licensed Programs.


     7.   PROPRIETARY RIGHTS:
          ------------------

     (a) Title to the Licensed Programs shall at all times remain exclusively with Licensor. Licensee acknowledges that the Licensed Programs, and the original and any copies thereof, in whole or in part, and all copyright, patent, trade secret, trademark and other intellectual property and proprietary rights which now or hereafter may exist therein, are owned by and remain the exclusive valuable property of Licensor and embody substantial creative efforts, ideas and expressions. Under no circumstances shall Licensee attempt, or permit others under Licensee control to attempt, to decompile, disassemble or otherwise reverse engineer the Licensed Programs.

     (b) Licensee shall include, and shall not alter or remove, any applicable copyright, patent, trade secret, trademark or other proprietary notices on all copies (in whatever form) of the Licensed Programs and the packaging in which they may be contained.

     (c) The parties hereby acknowledge that this Agreement establishes a relationship of confidentiality between them, and Licensee acknowledges that the Licensed Programs are furnished by Licensor on a confidential basis. Unless otherwise agreed to in writing by Licensor, Licensee shall limit access to the Licensed Programs to its employees, agents, subcontractors and sub-licensees under commitments of non-disclosure and on a need-to-know basis only. Such access shall be solely for the purpose of enabling Licensee to

     Use the Licensed Programs for the limited purposes set forth in this Agreement.

     (d) Licensee shall take all reasonable steps to safeguard the Licensed Programs to assure that no unauthorized persons have access to them and that no person authorized to have access to any of them takes any action with respect thereto which is herein prohibited. Licensee shall promptly report to Licensor the taking of any prohibited action with respect to any Licensed Program of which Licensee becomes aware and shall take such further steps as may reasonably be requested by Licensor to prevent such action.

     8.   EXCLUSIVE LIMITED WARRANTY AND REMEDY:
          -------------------------------------

     (a) Licensor warrants that the Licensed Programs will upon delivery substantially conform to the description thereof set forth in the pertinent user manuals. Licensee, however, acknowledges that Licensed Programs are of such complexity that they may contain inherent defects and the mere existence thereof shall not constitute a breach of this warranty.

     (b) As the sole and exclusive remedy for breach of the warranty contained in the preceding subparagraph, Licensor will provide the support services set forth in paragraph 12 hereof.

     (c) Licensor's exclusive limited warranty provided for in this Section 8 shall not apply to damage or deficiencies to the Licensed Programs resulting from accident, alteration, modification, foreign attachments, misuse, tampering, negligence, improper maintenance, or abuse while in Licensee's possession or failure of Licensee to implement any Updates furnished pursuant to this Agreement.

     (d) Licensor reserves the right to make substitutions and modifications in the specification of the Licensed Programs, provided that such substitutions or modifications will, in Licensor's sole opinion, improve performance of the Licensed Programs.

     8.1      RIGHT TO LICENSE
              ----------------

          Licensor hereby represents that it has the right to grant the license provided for herein. Licensor hereby further represents that, to the best of its current knowledge and belief, the Licensed Programs do not infringe any patent, copyright, trade secret or other intellectual property right of any third party.

     9.   DISCLAIMER OF ALL OTHER WARRANTIES:
          ----------------------------------

               EXCEPT FOR THE EXPRESS WARRANTY STATED IN PARAGRAPH 8 ABOVE,
               ------------------------------------------------------------
     LICENSOR GRANTS NO WARRANTIES WITH RESPECT TO THE LICENSED PROGRAMS, EITHER
     ---------------------------------------------------------------------------
     EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR
     --------------------------------------------------------------------------
     FITNESS FOR A PARTICULAR PURPOSE.  THE STATED EXPRESS WARRANTY, AND THE
     --------------------------------
     REMEDY PROVIDED FOR BREACH THEREOF, ARE IN LIEU OF ALL OTHER LIABILITIES OR OBLIGATIONS OF LICENSOR (WHETHER SUCH LIABILITIES OR OBLIGATIONS WOULD ARISE UNDER THIS AGREEMENT OR OTHERWISE BY OPERATION OF LAW) FOR ANY DAMAGES WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, INSTALLATION, USE OR PERFORMANCE OF THE LICENSED PROGRAMS.

     10.  LIMITATION OF LIABILITY:
          -----------------------

     (a) IN NO EVENT SHALL LICENSOR BE LIABLE UNDER ANY LEGAL THEORY (INCLUDING BUT NOT LIMITED TO CONTRACT, NEGLIGENCE, MISREPRESENTATION, STRICT LIABILITY IN TORT OR WARRANTY OF ANY KIND) FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF LICENSOR HAS NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY DETERMINATION THAT THE EXCLUSIVE REMEDY REFERRED TO IN SUBPARAGRAPH 8(b) ABOVE FAILED OF ITS ESSENTIAL PURPOSE.

     (b) Without limiting the effect of the preceding subparagraph, except with regard to its obligations under Section 11 below, Licensor's maximum liability, if any, for damages (including but not limited to liability arising out of contract, negligence, misrepresentation, strict liability in tort or warranty of any kind) shall not exceed the allocable portion of the fees paid by the Licensee for the Licensed Program(s) involved during the preceding twelve (12) months.

     (c) Licensor shall under no circumstances be liable to Licensee for damages arising out of any claim (including, but not limited to, a claim for personal injury or property damage) made against Licensee by any other person or party arising out of Licensee's activities.

     (d) Licensee shall, at its cost and expense, defend, indemnify and hold Licensor harmless from and against any claim (including, but not limited to, a claim for personal injury or property damage) by any other person or party arising out of or in connection with the use of the Licensed Programs to perform Licensee's applications, regardless of whether such claim is founded in contract, tort or warranty. The foregoing sentence shall not be applicable to the extent the Licensed Programs are the only subject of such claim.

     11.  PATENTS AND COPYRIGHTS:
          ----------------------

     (a) Licensor will defend and indemnify Licensee against any claim that Licensed Programs delivered hereunder, or the use thereof, constitute an infringement of a currently effective United States patent, copyright, trade secret or other intellectual property right. Licensor's obligations hereunder will only apply if Licensee notifies Licensor promptly in writing as to any such claim; gives Licensor the right to control and direct the investigation, preparation, defense, trial and settlement of each such claim; and provides Licensor with information in Licensee's possession deemed necessary by Licensor or its counsel in connection with the foregoing. Licensee agrees to cooperate fully with Licensor in the defenses and/or settlement of each such claim. If Licensor receives notice of an alleged infringement or if the use of Licensed Programs is prevented based on an alleged infringement, Licensor will have the right, at its option, to obtain for Licensee the right to continued use of any such Licensed Programs; substitute other comparable programs that deliver equivalent or better functionality and performance; or replace or modify such Licensed Programs or their design so that they are no longer infringing. If, in Licensor's opinion, none of the foregoing alternatives is reasonably available to Licensor, then Licensor may remove such Licensed Programs and refund any license fees paid by Licensee for the current term of this Agreement on a prorated basis. In no event shall Licensor's liability under this paragraph (excluding Licensor's outside counsel fees and internal costs) exceed the allocable amount paid by Licensee to Licensor for the Licensed Program(s) which includes the alleged infringement. The foregoing states the entire liability of Licensor with respect to infringement of any patents, copyrights or other intellectual property rights by Licensed Programs.

     (b) Licensor's obligation contained in the preceding subparagraph does not extend to any suit or proceeding which is based upon a patent claim covering a combination of which any Licensed Program licensed under this Agreement is merely an element of the claim combined with other devices or elements not acquired hereunder unless (and only to the extent) Licensor is a contributory infringer, nor does it extend to use of any Licensed Program in a manner not permitted or contemplated in Licensor's published documentation.

     (c) In the event that Licensor fails to fulfill its obligation under this Section to defend Licensee, then Licensee may retain its own counsel to defend the claim and may recover the reasonable costs of such defense from Licensor.

     12.  SUPPORT SERVICES:
          ----------------

     (a) Licensor shall, without unreasonable delay, and without any additional fee or charge, distribute such Updates to Licensee as Licensor makes available to other licensees of the Licensed Programs. Updates consist of such corrections and modifications of Licensed Programs or portions thereof, in machine readable binary image format, as Licensor deems appropriate and which Licensor distributes generally to its other licensees and which perform the same or substantially similar functions as the Licensed Programs. Licensee shall use reasonable commercial efforts, upon receipt of any Update, to implement its use such that it replaces entirely any previous version of the Licensed Programs or portion thereof to which the Update applies. Upon implementation, an Update shall constitute a Licensed Program and shall be subject to all the terms, conditions and limitations of this Agreement. If Licensee fails to implement the use of any Update, Licensor will be under no obligation to furnish any further support services under this Agreement, and if Licensor chooses to honor Licensee's request for such services, any and all costs incurred to correct errors in any previous version of Licensed Programs will be borne by Licensee.

     (b) Licensor will use reasonable commercial efforts to correct any error in Licensed Programs identified by Licensee in writing. An error will be deemed to exist if, and only if, the Licensed Program substantially deviates from the description thereof in the pertinent user manual. Licensee, however, acknowledges that Licensed Programs are of such complexity that it may be impossible or impracticable to effectuate the correction of an error. If an error is, in the opinion of Licensor, not reasonably capable of correction, Licensor will use reasonable commercial efforts to advise Licensee on methods of avoiding or overcoming the error. Licensor does not guarantee the results of any services provided under this subparagraph or that all or any errors will be corrected, overcome or avoided.

     (c) Licensor will use reasonable commercial efforts to answer Licensee's questions relating to the use, application and functioning of Licensed Programs. Licensor makes no representations or guarantees with respect to the results to be achieved by virtue of the services described in this paragraph.

     13.  EXCLUSIONS:
          ----------

     (a) Licensor's obligation to provide support services hereunder is conditioned upon the proper use of the Licensed Programs and does not cover Licensed Programs that have been (i) modified without Licensor's approval,
     (ii) used contrary to Licensor's instructions or (iii) serviced by anyone other than Licensor (other than installation and any other services Licensee or its sub-licensee is required to perform hereunder). Licensor will not be obligated to furnish service hereunder if the need for such service arises from hardware malfunction, user error, conditions correctable by reference to available documentation or malfunction of programs not furnished by Licensor.

     (b) If service is requested by Licensee and furnished by Licensor as a result of any of the causes specified in the preceding subparagraph, Licensee will be obligated to pay for such service at Licensor's standard rates then in effect for time, materials and pre-authorized travel, if any.

     14.  TERM:
          ----

     (a) This Agreement shall have an initial term of 2 years commencing on the date first set forth above in this Agreement and shall automatically renew for successive terms of 1 year each unless Licensee provides written notice of non-renewal to Licensor at least ninety (90) days prior to the expiration of the then current term.

     (b) Either party may terminate this Agreement, 30 days after delivering written notice to the other party, in the event the other party breaches any of its material obligations under this Agreement unless such breach is cured within said 30 day period.

     (c) Licensee's obligation to pay Licensor amounts due hereunder shall survive any expiration or termination of this Agreement.

     (d) Upon the termination or expiration of this Agreement, Licensee shall permanently discontinue the Use of the Licensed Programs and the Service containing the Licensed Programs, provided, however, that any sub-license theretofore granted by Licensee shall not be affected insofar as the sub-licensee's right to use the Licensed Programs other than in connection with the Service is concerned. Within thirty (30) days after Licensee has permanently discontinued the use of any Licensed Programs or immediately upon the termination or expiration of this Agreement, Licensee shall return to Licensor the original and all copies (whether whole or partial) of the Licensed

     Programs in any form (other than, if there are any outstanding sub-licenses, one (1) copy for support purposes only) and shall certify in writing to Licensor that it has done so.


     15.  ATTRIBUTION AND LEGENDS:
          -----------------------

          Licensee agrees to display Licensor's logo and trademarks in context appropriate places within the Service. Further, Licensee agrees to place notice of any copyright and patent protection or other proprietary legend requested by Licensor within the Service.

     16.  ADVERTISING:
          -----------

          Licensee agrees that Licensor may mention this License Agreement in sales presentations. Licensor also may mention this License Agreement in collateral materials consisting of sell sheets, brochures, packaging and related marketing materials with the prior consent of Licensee, which consent will not be unreasonably withheld. Licensor shall, in connection with its activities under this paragraph 16, ensure that all trademarks and copyrights pertaining to Licensee will be observed. Licensee recognizes the great value of the good will associated with Licensor's trademarks and the identification of the Service with the trademarks.

     Both parties may issue a press release subject to the approval of the other party announcing the relationship and intended benefits and Use of the Licensed Programs within the Service defined herein.


     17.  MOST FAVORED NATION STATUS:
          --------------------------

     [**]

     18.  GENERAL:
          -------

     (a) This Agreement will not be binding upon either party until signed by Licensee and an authorized officer of Licensor.
     (b) Licensee may not assign this Agreement without the prior written consent of Licensor except to an affiliate as defined in paragraph 1(d) or to a purchaser of all or substantially all of Licensee's assets or of Licensee's division that provides the Service.
     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. Without limiting the foregoing, this Agreement shall be governed by the Uniform Commercial Code. The transaction which is the subject matter of this Agreement shall be deemed to be a "transaction in goods" and the Licensed Programs shall be deemed to be "goods" within the meaning of the said statute, notwithstanding that this Agreement grants a license, that no sale of Licensed Programs is contemplated and that title to the Licensed Programs is retained by Licensor. To the extent, if any, that services are provided in connection with this Agreement, such services shall be deemed incidental to the provisions of "goods".
     (d) No failure or delay on the part of either party in exercising any right or remedy provided in this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of or failure to exercise any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy under this Agreement.
     (e) Any notice required or permitted under this Agreement shall be in writing and shall be sent to the appropriate address shown on the first page hereof (unless notice of a changed address has been given) by telegram, private overnight courier service or registered or certified airmail, return receipt requested, with postage prepaid.
     (f) Licensor's performance hereunder is subject to force majeure, including but not limited to wars, riots, failure of contractors and subcontractors to perform, strikes, labor disturbances, acts of God, fires, floods, explosions, civil disturbances, inability to obtain required material or transportation, and acts of governmental authorities. Licensee acknowledges that the Licensed Programs licensed hereunder are subject to the export control laws and regulations of the U.S.A., and any amendments thereof. Licensee confirms that with respect to the Licensed Programs, it will not export or re-export it, directly or indirectly, either to (i) any countries that are subject to U.S.A. export restrictions (currently including, but not necessarily limited to, Cuba, the Federal Republic of Yugoslavia (Serbia and Montenegro), Haiti, Iran, Iraq, Libya, North Korea, (military and police entities), and Syria); (ii) any end user who Licensee knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons; or (iii) any end user who has been prohibited from participating in the U.S.A. transactions by any federal agency of the U.S.A. government.

     (g) Paragraph headings herein are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

     (h) This Agreement (including any schedule hereto) supersedes all prior agreements and understandings between the parties, whether written or oral, related to the subject matter and is intended by the parties as the complete and exclusive statement of the terms of their Agreement.
     (i) No modification, addition to, or waiver of any of the terms of this Agreement (including any schedule hereto) shall be effective unless in writing and signed by an authorized officer of Licensor. Under no circumstances shall the terms of any purchase order submitted by Licensee to Licensor, whether before or after the execution of this Agreement, be deemed binding upon Licensor. If any of the provisions of this Agreement are invalid under any applicable statute or rule of law, they are, to that extent, deemed omitted.
     (j) No action to enforce any claim arising out of or in connection with the transaction which is the subject matter of this Agreement shall be brought by either party against the other more than three (3) years after the cause of action has occurred.
     (k) Licensor may, in its discretion, delegate all or any portion of its obligation to perform services hereunder to an agent or subcontractor, provided, however that Licensor shall not thereby be relieved of any of its obligations hereunder. In the event Licensor does so, references to Licensor in this Agreement shall be deemed to refer, in the alternative, to such agent or subcontractor.

     (l) Licensor agrees to list Licensee as a beneficiary to the SourceFlex Software Source Code Agreement dated December 4, 1995 and attached hereto. Licensor represents to Licensee that the source codes of the Licensed Programs have been deposited in escrow pursuant to such agreement.

     (m) At no additional charge, Licensor will provide Licensee with the Licensed Programs ported to any platform that Licensor currently supports. If Licensee wants the Licensed Programs ported to a mutually agreeable chip that Licensor does not presently support, then Licensee will bear the responsibility and the cost of such port.

     Agreed to and accepted by:

     VOXWARE, INC. (Licensor)

     By:
         -------------------------------

     Name:
           -----------------------------

     Title:
            ----------------------------

     Agreed to and accepted by:

     Licensee

     By:
         -------------------------------

     Name:
           -----------------------------

     Title:
            ----------------------------

                                  SCHEDULE A
                                  ----------

                                    Service
                                    -------


          The "Service" shall consist of one or more international telephony services provided by Licensee, including either or both voice and data, which Use the Licensed Programs. The Service shall also include the sub-license of Licensed Programs to customers of Licensee's international telephony services.

                                  SCHEDULE B
                                  ----------

                               Licensed Programs
                               -----------------


     RT24HQ - Embodied in the ToolVox Software Development Kit for Real Time speech compression. It shall consist of the release version of Voxware's 2,400bps codec, known as RT24HQ. Delivery for Intel platform shall be delivered in the form of Windows dynamic link libraries. Licensee is licensed to Use the RT24 Basic Codec for speech compression and decompression only. Other features of Licensor's technology such as time scaling, pitch shifting and personality transformation are not included in this license. Further the RT24HQ is licensed only in conjunction with and in support of the Voxware API as described below.


     Voxware API (VAPI) - Provides an application programming interface suitable for development of applications for transmission of voice over the Internet (i.e. Internet Telephony). The functionality included in this interface allows session, flow and error control. Session control functionality includes initiating and processing incoming and outgoing calls as well as a means for users of Licensor or third party applications based on VAPI to locate each other in a phone directory. Flow and error control seek to manage the Basic Codec bit stream, handling lost and/or late packets, and packet resequencing.

                                  SCHEDULE C
                                  ----------

                                     Price
                                     -----

     Initial License Fee:  [**] due upon execution of the License Agreement

     Royalty:

     If either caller or recipient is using a device that is directly (i.e. not
     --------------------------------------------------------------------------
     switched) connected to the Internet:
     ------------------------------------

     [**] of all Sales Receipts from the Service.

     In all other cases:
     ------------------

     [**]